Exhibit 99.1

Beacon Roofing Supply Reports Third Quarter 2016 Results

•	Record third quarter net sales of $1.15 billion (over 60% growth), the Company’s first billion dollar quarter

•	Organic growth of 8.7% in existing markets (13.2% growth in residential roofing)

•	Record third quarter EPS of $0.68 ($0.77 Adjusted) vs. $0.56 in prior year

•	Third quarter net income grew to $41.1 million from $28.3 million in the prior year

•	Third quarter Adjusted EBITDA grew to $109.6 million from $60.0 million in the prior year

•	Record nine month net sales of $2.95 billion vs. $1.73 billion in prior year (71% growth)

•	Four acquisitions in the quarter, increasing U.S. presence to 46 states.

HERNDON, VA. — (BUSINESS WIRE) — August 2, 2016 — Beacon Roofing Supply, Inc. (NASDAQ: BECN) announced results today for its third quarter ended June 30, 2016 and nine months ended June 30, 2016 of the fiscal year ending September 30, 2016 ("Fiscal 2016").

Paul Isabella, the Company’s President and Chief Executive Officer, stated: “I am excited to announce another record breaking quarter and continued strong results for the year. In the third quarter Beacon achieved a milestone with our first ever billion dollar quarter. Sales grew over 60 percent in the quarter, mainly from the RSG and the seven additional acquisitions made this year. Organic sales grew 8.7 percent in the quarter, driven by our greenfield investments over the last four years and the increased storm activity in the Dallas metropolitan area. Aided by the continued shift to more residential sales, our gross margin grew to 24.5 percent of sales, up 90 basis points over the prior year and 70 basis points over the second quarter. We are continuing to see margin and operating expense benefit from the RSG synergies. Our balance sheet remains strong as our net debt leverage ratio remained at 3.6 times during our seasonal working capital peak. I am also pleased with the management of inventory at our branches as inventory turns have increased to 4.8 times vs. 4.3 times in the prior year. Adjusted EPS of $0.77 is another record and represents over 35 percent growth from the prior year. We continued our acquisition strategy by closing on four deals in the quarter and our pipeline remains robust. In order to finish our year strong we will continue executing on the core deliverables of customer service excellence, strategic growth and superior financial results.”

Third Quarter

Total sales increased 60.5% to a third quarter record of $1.15 billion in Fiscal 2016, from $718.2 million in 2015. Residential roofing product sales increased 73.0%, non-residential roofing product sales increased 43.9%, and complementary product sales increased 57.8% over the prior year. Existing market sales, excluding acquisitions, increased 8.7% for the quarter. The third quarter of Fiscal 2016 and 2015 each had 64 business days.

Net income for the third quarter was $41.1 million, compared to $28.3 million in 2015. Third quarter EPS was $0.68, compared to $0.56 in 2015. Adjusted Net Income, after removing the impact of non-recurring RSG acquisition-related costs and other current year acquisition costs, was $46.6 million in the third quarter 2016, with Adjusted EPS of $0.77 (see included financial tables for a definition and reconciliation of “Adjusted”). Net income for the quarter was favorably impacted by higher volumes and gross margins which improved by 90 basis points over the prior year. This was offset by increased operating expenses driven by the incremental costs associated with the RSG acquisition made this fiscal year.

Nine Months

Total sales increased 70.9% to a nine month record of $2.95 billion in Fiscal 2016, from $1.73 billion in 2015. Residential roofing product sales increased 83.4%, non-residential roofing product sales increased 61.0%, and complementary product sales increased 54.7% over the prior year. Existing market sales, excluding acquisitions, increased 13.9% year to date. The nine months of Fiscal 2016 and 2015 had 190 and 189 business days, respectively.

Net income for the nine months was $42.5 million, compared to $31.5 million in 2015. The nine month EPS was $0.71, compared to $0.63 in 2015. Adjusted Net Income, after removing the impact of non-recurring RSG acquisition-related costs and other current year acquisition costs, was $72.9 million year to date, with Adjusted EPS of $1.21 (see included financial tables for a definition and reconciliation of “Adjusted”). Net income for the nine months was favorably impacted by warmer weather in our second quarter and higher volume and gross margins which improved by 70 basis points over the prior year. This was offset by increased operating expenses driven by the incremental costs associated with the RSG acquisition made this fiscal year.

The Company will host a webcast and conference call today at 5:00 p.m. (EST) to discuss these results. The webcast link and call-in details are as follows:

What:	Beacon Roofing Supply Third Quarter 2016 Earnings Results Webcast and Conference Call

When:	Tuesday, August 2, 2016

Time:	5:00 p.m. EST

Webcast:	http://ir.beaconroofingsupply.com/events.cfm (live and replay)

Live Call:	720-634-9063

To assure timely access, conference call participants should call in prior to the 5:00pm start time.

Forward-Looking Statements

This release contains information about management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the "Risk Factors" section of the Company's latest Form 10-K. In addition, the forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

About Beacon Roofing Supply

Founded in 1928, Beacon Roofing Supply, Inc. is the largest publicly traded distributor of residential and commercial roofing materials and complementary building products, operating 369 branches throughout 46 states in the U.S. and six provinces in Canada. To learn more about Beacon and its family of regional brands, please visit www.becn.com.

BECN-F

Beacon Roofing Supply, Inc.
Joseph Nowicki, Executive VP & CFO

571-323-3940
JNowicki@becn.com

BEACON ROOFING SUPPLY, INC

Consolidated Statements of Operations

(Unaudited; In thousands, except share and per share amounts)

	Three Months Ended June 30,				Nine Months Ended June 30,
	2016[1]	% of Net Sales	2015	% of Net Sales	2016[1]	% of Net Sales	2015	% of Net Sales
Net sales	$1,152,726	100.0%	$718,214	100.0%	$2,952,743	100.0%	$1,727,440	100.0%
Cost of products sold	870,651	75.5%	548,778	76.4%	2,241,716	75.9%	1,323,666	76.6%
Gross profit	282,075	24.5%	169,436	23.6%	711,027	24.1%	403,774	23.4%
Operating expense	203,696	17.7%	121,445	16.9%	601,921	20.4%	345,852	20.0%
Income from operations	78,379	6.8%	47,991	6.7%	109,106	3.7%	57,922	3.4%
Interest expense, financing costs and other	12,226	1.1%	2,494	0.3%	41,508	1.4%	7,988	0.5%
Income before provision for income taxes	66,153	5.7%	45,497	6.4%	67,598	2.3%	49,934	2.9%
Provision for income taxes	25,027	2.2%	17,148	2.4%	25,073	0.8%	18,464	1.1%
Net income	$41,126	3.5%	$28,349	4.0%	$42,525	1.5%	$31,470	1.8%

Weighted-average common stock outstanding:
Basic	59,615,121		49,638,251		59,293,500		49,526,436
Diluted	60,619,809		50,199,126		60,276,695		50,089,987

Net income per share:
Basic	$0.69		$0.57		$0.72		$0.64
Diluted	$0.68		$0.56		$0.71		$0.63

(1)	The third quarter 2016 Consolidated Statements of Operations includes $2.2 million ($1.6 million, net of taxes) of non-recurring charges, $5.7 million ($3.6 million, net of taxes) of additional amortization for acquired intangibles, and $0.4 million ($0.3 million, net of taxes) of interest expense, financing costs and other for the recognition of certain costs related to the RSG acquisition and all other acquisitions made in Fiscal 2016. For the nine months ended June 30, 2016 Consolidated Statement of Operations includes $27.6 million ($16.7 million, net of taxes) of non-recurring charges, $17.1 million ($10.4 million, net of taxes) of additional amortization for acquired intangibles, and $5.5 million ($3.3 million, net of taxes) of interest expense, financing costs and other for the recognition of certain costs related to the RSG acquisition and all other Fiscal 2016 acquisitions. See “Adjusted Net Income and Adjusted EPS” table for further details.

BEACON ROOFING SUPPLY, INC

Consolidated Balance Sheets

(In thousands)

	June 30, 2016	September 30, 2015	June 30, 2015
	(unaudited)	(audited)	(unaudited)
Assets
Current assets
Cash and cash equivalents	$36,536	$45,661	$17,594
Accounts receivable, net	640,101	399,732	389,499
Inventories	620,908	320,999	386,812
Prepaid expenses and other current assets	205,073	97,928	99,505
Total current assets	1,502,618	864,320	893,410

Property and equipment, net	153,389	90,405	88,868
Goodwill	1,200,206	496,415	498,499
Intangible assets, net	477,250	87,055	91,419
Other assets, net	1,430	1,233	1,233
Total Assets	$3,334,893	$1,539,428	$1,573,429

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$563,332	$244,891	$257,656
Accrued expenses	205,412	124,794	105,756
Borrowings under revolver lines of credit	-	11,240	74,110
Current portion of long-term obligations	12,605	16,320	16,474
Total current liabilities	781,349	397,245	453,996

Borrowings under revolving lines of credit	416,207	-	-
Long-term debt, net of current	721,630	170,200	175,278
Deferred income taxes	106,337	66,500	68,099
Long-term obligations under equipment financing and other, net of current	39,720	22,367	23,602
Total liabilities	2,065,243	656,312	720,975

Commitments and contingencies

Stockholders' equity:
Common stock	597	497	496
Undesignated preferred stock	-	-	-
Additional paid-in capital	686,943	345,934	340,468
Retained earnings	599,930	557,405	526,598
Accumulated other comprehensive loss	(17,820)	(20,720)	(15,108)
Total stockholders' equity	1,269,650	883,116	852,454
Total Liabilities and Stockholders' Equity	$3,334,893	$1,539,428	$1,573,429

BEACON ROOFING SUPPLY, INC

Consolidated Statements of Cash Flows

(Unaudited; In thousands)

	Nine Months Ended June 30,
	2016	2015
Operating activities:
Net income	$42,525	$31,470
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	73,027	25,920
Stock-based compensation	14,070	7,305
Certain interest expense and other financing costs	5,113	814
Gain on sale of fixed assets	(838)	(609)
Deferred income taxes	1,460	(589)
Adjustment of liability for contingent consideration and other	(359)	286
Changes in assets and liabilities, net of the effects of businesses acquired:
Accounts receivable	(43,060)	(20,581)
Inventories	(96,363)	(73,717)
Prepaid expenses and other assets	(56,764)	(7,168)
Accounts payable and accrued expenses	135,548	48,091
Net cash provided by operating activities	74,359	11,222

Investing activities:
Purchases of property and equipment	(21,553)	(13,787)
Acquisition of businesses	(1,018,658)	(85,301)
Proceeds from sales of assets	969	804
Net cash used in investing activities	(1,039,242)	(98,284)

Financing activities:
Borrowings under revolving lines of credit, net of repayments	403,052	56,778
Borrowings under term loan, net of repayments	261,000	(8,438)
Borrowings under Senior Notes	300,000	-
Repayments under equipment financing facilities and other	(3,847)	(4,114)
Payment of deferred financing costs	(27,813)	-
Proceeds from exercise of options	20,213	5,107
Excess tax benefit from stock-based compensation	4,024	1,245
Net cash provided by financing activities	956,629	50,578

Effect of exchange rate changes on cash	(871)	(394)

Net decrease in cash and cash equivalents	(9,125)	(36,878)
Cash and cash equivalents, beginning of period	45,661	54,472
Cash and cash equivalents, end of period	$36,536	$17,594

BEACON ROOFING SUPPLY, INC

Consolidated Sales by Product Line

(Unaudited; Dollars in thousands)

Consolidated Sales by Product Line
	Three Months Ended June 30,
	2016		2015		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$621,742	53.9%	$359,455	50.0%	$262,287	73.0%
Non-residential roofing products	363,675	31.5%	252,718	35.2%	110,957	43.9%
Complementary building products	167,309	14.6%	106,041	14.8%	61,268	57.8%
	$1,152,726	100.0%	$718,214	100.0%	$434,512	60.5%

Consolidated Sales by Product Line for Existing Markets[1]
	Three Months Ended June 30,
	2016		2015		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$379,987	52.4%	$335,713	50.3%	$44,274	13.2%
Non-residential roofing products	236,984	32.7%	229,982	34.5%	7,002	3.0%
Complementary building products	108,242	14.9%	101,235	15.2%	7,007	6.9%
	$725,213	100.0%	$666,930	100.0%	$58,283	8.7%

Existing Market Sales By Business Day[2]
	Three Months Ended June 30,
	2016		2015		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$5,937	52.4%	$5,246	50.3%	$691	13.2%
Non-residential roofing products	3,703	32.7%	3,593	34.5%	110	3.0%
Complementary building products	1,691	14.9%	1,582	15.2%	109	6.9%
	$11,331	100.0%	$10,421	100.0%	$910	8.7%

[1]	Excludes branches acquired during the four quarters prior to the start of the third quarter of Fiscal 2016
[2]	There were 64 business days in the quarters ended June 30, 2016 and 2015, respectively

BEACON ROOFING SUPPLY, INC

Consolidated Sales by Product Line

(Unaudited; Dollars in thousands)

Consolidated Sales by Product Line
	Nine Months Ended June 30,
	2016		2015		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$1,547,483	52.4%	$843,805	48.8%	$703,678	83.4%
Non-residential roofing products	980,910	33.2%	609,379	35.3%	371,531	61.0%
Complementary building products	424,350	14.4%	274,256	15.9%	150,094	54.7%
	$2,952,743	100.0%	$1,727,440	100.0%	$1,225,303	70.9%

Consolidated Sales by Product Line for Existing Markets[1]
	Nine Months Ended June 30,
	2016		2015		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$909,287	50.3%	$772,425	48.6%	$136,862	17.7%
Non-residential roofing products	607,933	33.6%	552,462	34.8%	55,471	10.0%
Complementary building products	291,555	16.1%	263,225	16.6%	28,330	10.8%
	$1,808,775	100.0%	$1,588,112	100.0%	$220,663	13.9%

Existing Market Sales By Business Day[2]
	Nine Months Ended June 30,
	2016		2015		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$4,786	50.3%	$4,087	48.6%	$699	17.1%
Non-residential roofing products	3,200	33.6%	2,923	34.8%	277	9.5%
Complementary building products	1,535	16.1%	1,393	16.6%	142	10.2%
	$9,521	100.0%	$8,403	100.0%	$1,118	13.3%

[1]	Excludes branches acquired during the four quarters prior to the start of Fiscal 2016
[2]	There were 190 and 189 business days for the nine months ended June 30, 2016 and 2015, respectively

BEACON ROOFING SUPPLY, INC

Adjusted Net Income1 and Adjusted EPS2

(Unaudited; In thousands except per share amounts)

	Three Months Ended June 30,				Nine Months Ended June 30,
	2016		2015		2016		2015
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income	$41,126	$0.68	$28,349	$0.56	$42,525	$0.71	$31,470	$0.63
Company adjustments, net of income taxes:
Acquisition costs[3]	5,444	0.09	-	-	30,405	0.50	-	-
Adjusted Net Income	$46,570	$0.77	$28,349	$0.56	$72,930	$1.21	$31,470	$0.63

(1)	The Company’s management believes that “Adjusted Net Income”, which excludes non-recurring costs related to the RSG acquisition and the other acquisitions made in Fiscal 2016, and incremental amortization of acquired intangibles, is useful to investors because it permits investors to better understand year-over-year changes in underlying operating performance.

(2)	Adjusted Net Income Per Share (“Adjusted Earnings Per Share” or “Adjusted EPS”) is calculated by dividing the Adjusted Net Income for the period by the weighted-average diluted shares outstanding for the period (see “Consolidated Statements of Operations” for amounts).

(3)	Acquisition costs in fiscal year 2015 were immaterial

While we believe Adjusted Net Income and Adjusted EPS are useful measures for investors, these are not measurements presented in accordance with United States generally accepted accounting principles (“GAAP”). You should not consider Adjusted Net Income or Adjusted EPS in isolation or as a substitute for net income (loss) or diluted net income per share calculated in accordance with GAAP.

BEACON ROOFING SUPPLY, INC

Adjusted EBITDA1

(Unaudited; In thousands)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2016	2015	2016	2015
Net Income	$41,126	$28,349	$42,525	$31,470
Acquisition costs[2]	2,157	-	23,310	-
Interest expense, net	12,508	2,476	41,836	7,760
Income taxes	25,027	17,148	25,073	18,464
Depreciation and amortization	25,375	9,490	73,019	25,920
Stock-based compensation	3,374	2,561	14,070	7,305
Adjusted EBITDA	$109,567	$60,024	$219,833	$90,919

(1)	Adjusted EBITDA is defined as net income plus interest expense (net of interest income), income taxes, depreciation and amortization, adjustments to contingent consideration, stock-based compensation and RSG and other Fiscal 2016 non-recurring acquisitions costs. EBITDA is a measure commonly used in the distribution industry, and we present Adjusted EBITDA to enhance your understanding of our operating performance. Adjusted EBITDA is used in our bank covenants and we use Adjusted EBITDA as an internal performance measurement and as one criterion for evaluating our performance relative to that of our peers. We believe that Adjusted EBITDA is an operating performance measure that provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets among otherwise comparable companies. Further, we believe that Adjusted EBITDA is a useful measure because it improves comparability of results of operations, since purchase accounting used for acquisitions can render depreciation and amortization non-comparable between periods. We use these supplemental measures to evaluate performance period over period and to analyze the underlying trends in the Company’s business and to establish operational goals and forecasts that are used in allocating resources. We expect to compute our non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.

(2)	RSG and other Fiscal 2016 acquisition costs reflect all non-recurring charges related to the acquisition (excluding the impact of tax) that are not embedded in other balances of the table. Additional RSG and other Fiscal 2016 acquisition costs are included in interest expense, income taxes, depreciation and amortization, and stock-based compensation in the table above. Acquisition costs in fiscal year 2015 were immaterial.

While we believe Adjusted EBITDA is a useful measure for investors, it is not a measurement presented in accordance GAAP. You should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operations, or any other items calculated in accordance with GAAP. In addition, Adjusted EBITDA has inherent material limitations as a performance measure. It does not include interest expense, because we have borrowed money, interest expense is a necessary element of our costs. In addition, Adjusted EBITDA does not include depreciation and amortization expense. Because we have capital and intangible assets, depreciation and amortization expense is a necessary element of our costs. Adjusted EBITDA also does not include stock-based compensation, which is a necessary element of our costs since we make stock awards to key members of management as an important incentive to maximize overall company performance and as a benefit. Moreover, Adjusted EBITDA does not include taxes, and payment of taxes is a necessary element of our operations. Accordingly, since Adjusted EBITDA excludes these items, it has material limitations as a performance measure. We separately monitor capital expenditures, which impact depreciation expense, as well as amortization expense, interest expense, and income tax expense. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.